UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006
CAMBREX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10638	22-2476135
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Meadowlands Plaza
East Rutherford, NJ	07073
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
     On October 23, 2006, Cambrex Corporation (“Cambrex” or the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Lonza Group Limited, as guarantor, and certain of its subsidiaries (collectively, the “Purchasers”). Pursuant to the terms of the Agreement, Cambrex has agreed to sell to the Purchasers its Bioproducts and Biopharma businesses (the “Bio Companies Business”) for a purchase price of $460,000,000 in cash, subject to certain post-closing adjustments as described below. The initial purchase price will be (i) increased (if positive) or decreased (if negative) by the difference between Cambrex’s actual working capital as of the closing date and target working capital of $56,000,000, but only if such excess or shortfall is at least $1,000,000 (in which case such adjustment will be made on a dollar-for-dollar basis from the first dollar), and (ii) decreased by the “Additional Adjustment Amount” (as defined in the Agreement), if any, but only if the Additional Adjustment Amount exceeds $500,000 (in which case such adjustment will be made on a dollar-for-dollar basis from the first dollar).
     Cambrex has made customary representations, warranties and covenants in the Agreement, including, among others, covenants to operate its business in the ordinary course consistent with past practice during the period between execution of the Agreement and the closing and to refrain from specified activities during that period. Other than representations and warranties as to title, Cambrex’s representations and warranties contained in the Agreement do not survive closing. In addition, other than pre-closing taxes and certain employee benefits obligations of the Bio Companies Business, the Purchasers will generally be responsible for all liabilities of the Bio Companies Business.
     In the Agreement, Cambrex has agreed not to solicit proposals relating to alternative transactions with respect to the Bio Companies Business, enter into discussions or negotiations concerning, or furnish information in connection with, alternative transactions with respect to the Bio Companies Business or approve or recommend such an alternative transaction. However, the Agreement permits Cambrex to take one or more of the prohibited actions referred to above, subject to the provisions of the Agreement, in response to certain unsolicited alternative transaction proposals. If Cambrex concludes that an alternative transaction proposal is a superior proposal, upon compliance with the applicable terms of the Agreement, Cambrex may terminate the Agreement (subject to its payment of a termination fee as described below).
     Cambrex may terminate the Agreement under certain circumstances, including if its board of directors determines in good faith that it has received an unsolicited bona fide “Superior Bio Companies Proposal,” as defined in the Agreement, and otherwise complies with certain terms of the Agreement. In the event of such termination, Cambrex must pay a fee of $18,354,000 to the Purchasers (the “Termination Fee”). In addition, if the Agreement is terminated under certain circumstances, including the failure of Cambrex’s stockholders to approve the sale of the Bio Companies Business or the occurrence of a “Bio Companies Material Adverse Effect” (as defined in the Agreement), and within 16 months thereafter (i) Cambrex consummates a transaction whereby more than 50% of the assets of, or the equity interests in, the Bio Companies Business are acquired by a third party, Cambrex will be obligated to pay Purchasers the Termination Fee, or (ii) Cambrex consummates a transaction whereby all or substantially all of the assets of, or the equity interests in, the Biopharma business are acquired by a third party, Cambrex will be obligated (unless it shall already have become obligated to make the payment described in the preceding clause (i)) to pay Purchasers a termination fee of $2,000,000. If Cambrex becomes obligated to pay the fee described in clause (ii) of the preceding sentence before it becomes obligated to pay the fee described in clause (i) of the preceding sentence, the first fee will be credited against the second fee.
     The consummation of the transactions contemplated by the Agreement is subject to various conditions, including, but not limited to, (i) the affirmative vote of the requisite number of Cambrex stockholders approving the Agreement, (ii) the expiration or termination of any applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and all other requisite approvals and consents under applicable foreign antitrust laws being obtained, and (iii) the execution of a transition services agreement pursuant to which Cambrex will provide, or cause to be provided, certain transition services to Purchasers and the Bio Companies Business.
     As described in the press release issued by Cambrex on October 24, 2006 attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety, Cambrex expects to realize net proceeds, after paying taxes and transaction-related costs, of approximately $450,000,000 which will be used to repay all outstanding debt under Cambrex’s existing credit facility and to help fund, together with amounts expected to be made available under debt financing to be arranged after the closing, a special cash dividend to stockholders.
     The foregoing description of the terms and conditions of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.
Additional Information and Where to Find It
     In connection with the proposed sale and required stockholder approval, Cambrex will file a preliminary and definitive proxy statement and other relevant documents with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information about the sale. Cambrex stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. The final proxy statement will be mailed to Cambrex stockholders. In addition, documents filed with the Securities and Exchange Commission by the Company will be available free of charge from the Company.
     The Company and its officers and directors will be soliciting proxies from stockholders of the Company in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.
Item 8.01 Other Events.
     On October 24, 2006, the Company announced that its Board of Directors will include a proposal to declassify the Board of Directors at the Company’s 2007 Annual Meeting of Stockholders. If the declassification proposal is approved, the Board of Directors expects to adopt majority voting for directors in uncontested elections.
     On October 24, 2006, the Company issued a press release announcing the execution of the Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
     On October 24, 2006, the Company made available on the Investor Relations section of its website located at www.cambrex.com a presentation providing an update on the Company’s strategic alternatives process, a copy of which is filed as Exhibit 99.2 hereto.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of October 23, 2006, by and among Cambrex Corporation, certain of its subsidiaries, Lonza America Inc., Lonza Bioproducts AG, Lonza Sales Ag and Lonza Group Limited, as guarantor.

99.1	Press release issued by Cambrex Corporation dated October 24, 2006.

99.2	Update on Strategic Alternatives Process dated October 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

/s/ Peter E. Thauer

Name:	Peter E. Thauer
Title:	Senior Vice President, General
Counsel and Corporate Secretary
Date: October 24, 2006

Exhibit Index

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of October 23, 2006, by and among Cambrex Corporation, certain of its subsidiaries, Lonza America Inc., Lonza Bioproducts AG, Lonza Sales Ag and Lonza Group Limited, as guarantor.

99.1	Press release issued by Cambrex Corporation dated October 24, 2006.

99.2	Update on Strategic Alternatives Process dated October 24, 2006.